Exhibit 10.15

English Translation

Sales and Purchase

Contract

By and Among

Wuxi Suntech Power Co., Ltd.

Chongqing Sailing New Energy Co., Ltd.

Glory Silicon Energy (Zhenjiang) Co., Ltd.

Place of Signing: Yangzhong, Jiangsu

Party A: Wuxi Suntech Power Co., Ltd.

Enterprise type: Limited Liability Company

Registered address: 17-6#, Changjiang South Road, Wuxi National Hi-Tech Development Zone

Legal representative: Shi Zhengrong

Tel: 86-510-85318426

Bank of deposit:

Account No.:

Party B: Chongqing Sailing New Energy Co., Ltd.

Enterprise type: Limited Liability Company

Registered address: Chemical Industrial Park, Wanzhou District, Chongqing

Legal representative: Xu Guangfu

Tel: 86-023-58820766

Bank of deposit: Operational Department of Wanzhou Branch, China Construction Bank

Account No.: 50001303600050207456

Party C: Glory Silicon Energy (Zhenjiang) Co., Ltd.

Enterprise type: Limited Liability Company

Registered address: Youfang Town, Yangzhong, Jiangsu Province

Legal representative: Wang Lubao

Tel: 86-511-88520486

Bank of deposit: Changwang Banking Office, Yangzhong Sub-branch of Agricultural Bank of China

Account No.: 333601040008818

Pursuant to the Contract Law of the People’s Republic of China, based on the principles of long-term cooperation and common development, and on the basis of equality, free will and fairness, the parties, after amicable negotiation, hereby enter into this agreement in respect of the sales and purchase of solar grade polysilicon and silicon wafer.

Article 1 Recital

1.1 Solar grade polysilicon (“polysilicon”) and silicon wafer (monocrystalline silicon wafer or polycrystalline silicon wafer):

Party B, as the manufacturer and supplier of solar grade polysilicon, agrees to supply Party C with solar grade polysilicon and Party C agrees to sell solar grade polysilicon procured from Party B to Party A after processing and manufacturing the same into silicon wafers as finished products.

1.2 The supply relationship between Party B and Party C hereunder shall be independent from that between Party A and Party C. The relationship between Party B and Party C and that between Party A and Party C shall be independent supply relationships, respectively.

1.3 The party supplying products shall be referred to as “Supplier” and the party procuring products shall be referred to as “Purchaser” hereinafter.

Article 2 Quantity (ton), Price (RMB) and Time of Supply

Year	2008	2009	2010	2011	2012	2013
Quantity of polysilicon (ton) to be supplied	150	800-1,000	1,200-1,500	1,500	1,600	1,600
Unit price of polysilicon (ten thousand Yuan/ ton)	246

Description:

1) The price specified in the table above is the price ex-works for qualified products of Supplier, including 17% VAT.

2) The parties shall review the price every six months (i.e., before June 1 and December 1 of each year). If the deviation of the price then in effect exceeds ±5% of the market prevailing price of the same product, the parties shall adjust the supply price for the next period through negotiation. The supply price for 2008 shall be as specified in the table above and no adjustment shall be made.

3) If the parties hereto fail to reach an agreement on the market average price for the current period within fifteen (15) days prior to the expiry of each new bargaining period as agreed herein, Party C shall have the right to request Party B to return the prepayment balance paid by Party C that has not been directly offset within ten (10) business days following the issuance of a refund request in writing.

4) The supply quantity specified in the table above is temporary; however, the supply and procurement quantity of Party B and Party C shall be no less than 50% of the actual annual production output of Party B. The actual supply quantity, supply price and payment method for the next year shall be determined by Party B and Party C through amicable negotiation in the fourth quarter of the current year, and Supplier shall provide a detailed monthly delivery plan for the current year. Supply plan for 2008 is attached hereto as Exhibit 2.

5) Supplier represents and warrants that it has title and disposal right to the products sold hereunder and its sale of the products is legal and valid.

6) Party B represents and warrants that the products sold hereunder shall not infringe the intellectual property rights and other rights and interests of any third party.

Article 3 Payment Terms

Party C shall make payment to Party B for the products in accordance with the following terms:

3.1 Advance payment: The total advance payment for the first year of the term hereof shall be RMB500,000,000 (in words: five hundred million Yuan). Schedules of payment and supply for the following year shall be determined by the parties through amicable negotiation in the fourth quarter of the current year. After this contract comes into effect, Party C shall make payment to the account designated by Party B through T/T before the 15th day of the month of payment pursuant to the schedule specified in the table below.

Schedule of advance payment for 2008:

Time	March	April	May	June	July
Amount (ten thousand Yuan)	10,000	10,000	10,000	10,000	10,000

3.2 Payment for products: Party C shall make payment for products to the account designated by Party B through T/T three (3) business days in advance according to the actual supply quantity and amount notified by Party B. Party B shall arrange for delivery of products upon receipt of such payment, and shall provide corresponding VAT invoice.

3.3 Offset of advance payment: The advance payment paid by Party C to Party B (RMB500,000,000 in total) shall be used to offset the products payment for 2008. As of August 1, 2008, the payable amount of Party C for the current period shall be deducted on a monthly basis from the advance payment paid by Party C to Party B until all of the advance payment is deducted.

Article 4 Packaging and Labeling Requirements and Delivery Terms

4.1 Packaging: The package shall be suitable for long-distance highway transportation and the package costs shall be borne by Supplier.

4.2 Labeling: Supplier shall mark the outer and inner packages with name of the manufacturer, manufacturing batch number, specification, weight, manufacturing date etc. as required by Purchaser.

4.3 Place of delivery: The place of delivery shall be the warehouse at the place of Supplier’s factory. Purchaser has the right to appoint relevant personnel to conduct an onsite inspection before delivery.

4.4 Method of delivery: Purchaser shall pick up the products on its own.

4.5 Transfer of title: Title to the products shall be transferred to Purchaser upon delivery to Purchaser in good condition and Purchaser shall take the risk of products damages and losses.

4.6 Supplier shall notify Purchaser seven (7) business days in advance for each delivery. If the products fails to be delivered on schedule or the delivery quantity is insufficient due to Supplier’s causes, Supplier shall be liable for the breach of this contract in accordance with provisions of Article 7 hereof as of the date of such breach.

4.7 Purchaser shall finish picking up the products within seven (7) business days following receipt of the notice of Supplier. If the pickup is delayed due to Purchaser’s causes, Purchaser shall be liable for the breach of this contract in accordance with provisions of Article 7 hereof as of the date of such breach and take the risk of products damages and losses.

Article 5 Quality Guarantee

5.1 Solar grade polysilicon sold by Party B to Party C hereunder shall be subject to the quality standards specified in Exhibit 1 hereto.

5.2 Supplier shall provide Purchaser with a formal test and inspection report for each batch of products.

5.3 Purchaser shall conduct an inspection of the products within thirty days (30) upon its receipt of the products and notify Supplier in writing of its objection within such period in case of any quality deficiency. Otherwise, it shall be deemed that the products delivered by Supplier have met the quality requirements agreed upon by the parties.

Article 6 Effectiveness, Term and Termination

6.1 The contract shall come into effect upon being signed and affixed with seals by the representatives of the parties, respectively.

6.2 If either Party B or Party C fails to perform its obligations hereunder for over two months due to force majeure, the other party may terminate this contract by giving written notice.

6.3 If either Party B or Party C fails to perform its obligations hereunder and fails to make remedies for its non-performance or breach within fifteen (15) days upon its receipt of notice given by the other party, the other party may terminate this contract by giving written notice.

6.4 Provisions of confidentiality, liability for breach, and dispute resolution herein shall survive the termination, cancellation or invalidation of this contract.

Article 7 Liability for Breach

(1) Purchaser’s liability for breach of contract:

7.1 Upon Supplier’s confirmation of purchase orders submitted by Purchaser, Purchaser shall be liable for breach of contract if it fails to perform its obligations hereunder.

7.2 If Purchaser fails to make payment according to the schedule as agreed upon and delays for 10 days, Purchaser shall be deemed to have breached this contract and shall pay a late fee amounting to 0.1% of the unpaid amount for each day to Supplier, which shall not exceed 5% of the unpaid amount.

(2) Supplier’s liability for breach of contract:

7.3 Supplier shall be liable for breach of contract if it fails to deliver the products or the products is returned by Purchaser due to quality deficiencies.

7.4 If Supplier fails to deliver the products according to the schedule specified in its delivery notice and delays for 10 days, Supplier shall be deemed to have breached this contract and shall pay a late fee amounting to 0.1% of the unpaid amount for each day to Purchaser, which shall not exceed 5% of the unpaid amount.

7.5 Supplier shall be liable for any claim against Purchaser in connection with infringement of any third party’s rights and interests in violation of this contract.

(3) Other matters

7.6 It shall not be deemed as a breach if Party B and Party C modify or terminate this contract through negotiation.

7.7 Indemnifications such as breach penalty or liquidated damages (if any) shall be remitted to the non-breaching party within ten (10) days after the liability is clearly allocated.

7.8 Party B will commence the trial production in 2008 and it shall not be deemed as in breach hereof if the supply quantity in 2008 is no less than 143 tons (about 95% of the amount specified in the plan for the current year); if the supply quantity is less than 143 tons, Party C agrees that Party B is not in breach of the contract as long as Party B makes up the shortages in January 2009. Products supplied for making up the shortages of 2008 shall not be calculated into the supply plan for 2009 and the price for such products shall be calculated according to price for 2009. Party B will be deemed as in breach hereof should it fail to supply products as stipulated above.

7.9 Other matters shall be settled pursuant to provisions of the Contract Law of the People’s Republic of China.

Article 8 Confidentiality

8.1 The parties shall keep the following information strictly confidential:

(1) Existence of business relationship hereunder;

(2) Terms herein and the negotiation of this contract;

(3) Subject matter of the contract and its quantity;

(4) All commercial and technical information in connection with the performance of the contract.

Disclosure in accordance with Article 8.2 shall be excluded.

8.2 Information specified in Article 8.1 above shall only be disclosed by the parties in the following circumstances:

(1) Mandatory requirements under applicable laws;

(2) Mandatory requirements of any governmental or regulatory authority with jurisdiction;

(3) Disclosure by either party to the professional consultant or lawyer (if any) under the premise that the latter undertakes to keep such information confidential;

(4) The information enters into public domain without the fault of either party; or

(5) Written consent of the parties in advance.

Article 9 Force Majeure

9.1 Force Majeure refers to unforeseeable, unpreventable or unavoidable events occurred after this contract comes into effect, such as earthquake, typhoon, flood, fire, snowstorm and war etc., which directly affects the performance hereof.

9.2 The party so affected shall promptly notify the other parties and provide detailed information of such force majeure event as well as relevant evidential documents within fifteen (15) days.

9.3 Upon the occurrence of any force majeure event, the parties shall seek to resolve such situation through friendly consultation and shall use their best efforts to mitigate the impact of such force majeure event.

9.4 If the force majeure event lasts for more than thirty (30) days, the parties shall decide whether to continue or terminate this contract through friendly consultation.

Article 10 Dispute Settlement

10.1 All matters related to this contract shall be governed by the laws of the People’s Republic of China, which shall solely apply to any dispute arising from this contract.

10.2 Any dispute arising from the interpretation or performance hereof shall be settled through friendly negotiation first. If such negotiation fails to result in an agreement within thirty (30) days, any party hereto may file a lawsuit with Yangzhong People’s Court.

10.3 Except for the matters under dispute, the parties shall continue to exercise its rights and perform its obligations hereunder during the period of dispute settlement.

Article 11 Miscellaneous

11.1 The contract shall be executed in three counterparts in Chinese, each shall be held by each party. This contract and the exhibits hereto shall constitute the entire agreement by the parties concerning the subject matter hereof.

11.2 The contract shall come into effect as of the date of execution.

11.3 Exhibits hereto shall constitute an integral part of this contract and have the same legal effect as the terms of this contract. If there is any discrepancy between terms of this contract and exhibits hereto, the terms of this contract shall prevail.

11.4 Matters not specified herein shall be set forth in a supplemental contract through friendly negotiation of the parties, which shall have the same legal effect as this contract.

11.5 Representations made by any party hereunder shall not constitute the guarantee for other parties’ non-performance or other obligations.

[Signature Page Follows]

Party A: Wuxi Suntech Power Co., Ltd. (seal)

Signature of the representative: /s/ Shi Zhengrong

Date: March 11, 2008

Party B: Chongqing Sailing New Energy Co., Ltd. (seal)

Signature of the representative: /s/ Xu Guangfu

Date: March 11, 2008

Party C: Glory Silicon Energy (Zhenjiang) Co., Ltd. (seal)

Signature of the representative: /s/ Wang Lubao

Date: March 11, 2008

Note: Remaining of this page is intentionally left blank.

Exhibit 1:

Specification of Solar Grade Silicon Materials

Impurity type	Content		Content		Content
	ppba	ppma	ppb wt.	ppm wt.	at/cm3	at/g
*Acceptor: boron	<10	<0.01	<3.85	<0.0038	5.00E+14	2.14E+14
**Donor: phosphorus	<5	<0.005	<5.51	<0.0055	2.5E+14	1.07E+14
Aggregate amount of oxygen, nitrogen, sulfur and chlorine	<2,000	<2	<2,536	<2.536	1E+17	4.29E+16
Carbon content	<1,000	<1	<428	<0.428	5E+16	2.15E+16
Aggregate amount of internal and surface metal impurities (ferrum, chromium, nickel, copper, zinc and natrium, etc.)	<0.01ppma

ppba Parts per billion atoms (x 10-9)

ppma Parts per million atoms (x 10-6)

Resistivity shall be higher than 20 ohm-cm.

Note:

*	Acceptor includes gallium, indium and aluminum in addition to boron.
**	Donor includes arsenic and antimony in addition to phosphorus.

Exhibit 2:

Polysilicon Supply Plan of Party B for 2008

Month	Monthly supply quantity of polysilicon (ton)
August 2008	10
September 2008	20
October 2008	30
November 2008	40
December 2008	50
Total	150